Report of Independent
Registered Public Accounting Firm

To the Shareholders
and Board of Trustees of
Federated High Yield Trust

In planning and
performing our audit
of the financial statements
 of Federated High Yield Trust  the
 Fund as of and
for the year ended
February 28  2006  in
accordance with the standards of the Public
Company Accounting Oversight
 Board  United States
we considered its internal
control over financial
reporting  including
control activities for
safeguarding securities
 as a basis for designing our auditing
procedures for the purpose
of expressing our opinion on
the financial statements and to comply with the
requirements of Form NSAR
but not for the purpose of
expressing an opinion on the
effectiveness of the
Fund s internal control over
 financial reporting   Accordingly
 we express no such opinion

The management of the Fund
 is responsible for establishing and
maintaining effective internal control over financial reporting
 In fulfilling this responsibility
estimates and judgments by management are required to assess the expected benefits and related costs of controls
 A companys internal control over
financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with generally
accepted accounting principles
Such internal control includes
 policies and procedures that provide
reasonable assurance regarding
prevention or timely detection of
 unauthorized acquisition  use or
disposition of a company s assets
that could have a material effect
on the financial statements

Because of its inherent limitations
 internal control over financial
reporting may not prevent or detect
misstatements Also  projections of
 any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions  or
 that the degree of compliance
with the polices or procedures may
 deteriorate

A control deficiency exists when
the design or operation of a control
 does not allow management or
employees  in the normal course of
performing their assigned functions
to prevent or detect misstatements
on a timely basis  A significant
 deficiency is a control deficiency
or combination of control deficiencies
that adversely affects the company s
ability to initiate  authorize
record  process or report external
financial
data reliably in accordance with
generally accepted accounting
 principles such that there is
 more than a
remote likelihood that a misstatement
of the company s annual or
interim financial statements that is more than inconsequential will not be prevented or detected
A material weakness is a significant
 deficiency  or
combination of significant
deficiencies  that results
in more than a remote likelihood
that a material
misstatement of the annual or
interim financial statements will
be not prevented or detected

Our consideration of the Funds
internal control over financial
 reporting was for the limited purpose
described in the first paragraph
and would not necessarily disclose
all deficiencies in internal control that
might be significant deficiencies
 or material weaknesses under standards
established by the Public
Company Accounting Oversight Board
 United States    However  we noted no
deficiencies in the Fund s
internal control over financial
 reporting and its operation
including controls for safeguarding
securities
that we consider to be a material
 weakness as defined above as of February 28  2006





This report is intended solely for
the information and use of management
and the Board of Trustees of the
Fund and the Securities and Exchange
 Commission and is not intended to be
and should not be used by
anyone other than these specified
parties




ERNST & YOUNG LLP


Boston  Massachusetts
April 7  2006